Exhibit 32.1
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, or Exchange Act, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. ss.1350), James P. Panek, Chief Executive Officer and Principal Financial Officer of VaxGen, Inc., or the Company, hereby certify that, to the best of his knowledge:
1.	The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008, to which this Certification is attached as Exhibit 32.1, or the Report, fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned has set their hand hereto as of the 14th day of August, 2008.

/s/ James P. Panek

Chief Executive Officer and
Principal Financial Officer
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of VaxGen, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.